SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BUSH BOAKE ALLEN INC

                    GABELLI ASSOCIATES LTD
                                11/01/00           30,000            48.3750
                                10/30/00           50,000            48.3750
                                10/27/00           40,000            48.3574
                    GABELLI ASSOCIATES FUND
                                11/01/00           30,000            48.3750
                                10/30/00           50,000            48.3750
                                10/27/00           43,500            48.3574


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.